Exhibit 99.1

LeMaitre Vascular Announces Proposed Convertible Senior Notes Offering

BOSTON, MA, December 16, 2024 -- LeMaitre Vascular, Inc. (“LeMaitre”) (Nasdaq: LMAT) today announced its intention to offer, subject to market and other conditions, $150,000,000 aggregate principal amount of Convertible Senior Notes due 2030 (the “notes”) in a private offering (the “offering”) to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”). LeMaitre also expects to grant the initial purchasers of the notes an option to purchase, for settlement within a period of 13 days from, and including, the date the notes are first issued, up to an additional $22,500,000 aggregate principal amount of notes.

The notes will be senior, unsecured obligations of LeMaitre, will accrue interest payable semi-annually in arrears, and will mature on February 1, 2030, unless earlier repurchased, redeemed or converted. Noteholders will have the right to convert their notes in certain circumstances and during specified periods into cash, shares of LeMaitre’s common stock, or a combination of cash and shares of LeMaitre’s common stock, at LeMaitre’s election. The notes will be redeemable, in whole or in part (subject to certain limitations on partial redemptions), for cash at LeMaitre’s option at any time, and from time to time, on or after February 5, 2028 and on or before the 40th scheduled trading day immediately before the maturity date, but only if the last reported sale price per share of LeMaitre’s common stock exceeds 130% of the conversion price for a specified period of time and certain other conditions are satisfied. The redemption price will be equal to the principal amount of the notes to be redeemed, plus accrued and unpaid interest, if any, to, but excluding, the redemption date. If certain corporate events that constitute a “fundamental change” occur, then noteholders may require LeMaitre to repurchase their notes for cash. The repurchase price will be equal to the principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, to, but excluding, the applicable repurchase date. The final terms of the notes, including the initial conversion price, interest rate and certain other terms of the notes, will be determined at the time of pricing.

LeMaitre intends to use the net proceeds from the offering, including the purchase of additional notes, for working capital and other general purposes, which may include acquisitions of or investments in complementary companies, product lines, products or technologies.

The notes will be sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The offer and sale of the notes and any shares of common stock issuable upon conversion of the notes have not been, and will not be, registered under the Securities Act or any other securities laws, and unless so registered, the notes and any such shares cannot be offered or sold except pursuant to an applicable exemption from, or in a transaction not subject to, such registration requirements of the Securities Act and any other applicable securities laws. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, the notes or any shares of common stock issuable upon conversion of the notes, nor will there be any offer or sale of the notes or any such shares, in any state or other jurisdiction in which such offer, sale or solicitation would be unlawful.

About LeMaitre

LeMaitre (Nasdaq: LMAT) is a provider of devices, implants and services for the treatment of peripheral vascular disease, a condition that affects more than 200 million people worldwide. LeMaitre develops, manufactures and markets disposable and implantable vascular devices to address the needs of its core customer, the vascular surgeon.

Cautionary Note Regarding Forward-Looking Statements

This press release includes forward-looking statements, including, among other things, statements regarding the completion, timing and size of the proposed offering, the terms of the notes and the expected use of proceeds. In addition, other written or oral statements that constitute forward-looking statements may be made by LeMaitre or on its behalf. Words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “could,” “estimate,” “may,” “target,” “project,” “is intended to,” “project,” “guidance,” “likely,” “usually,” or variations of such words and similar expressions are intended to identify such forward-looking statements. Forward-looking statements represent the current expectations of LeMaitre regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are (i) the risk that the offering will not be consummated, (ii) changes as a result of market conditions, including market interest rates, (iii) fluctuations in the trading price and volatility of LeMaitre’s common stock, (iv) unanticipated uses of capital, (v) the impact of general economic, industry or political conditions in the United States or internationally, and (vi) risks relating to LeMaitre’s business, including those described in LeMaitre’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023 and other filings with the U.S. Securities and Exchange Commission. The forward-looking statements included in this press release speak only as of the date of this press release, and LeMaitre does not undertake to update the statements included in this press release for subsequent developments, except as may be required by law.

Contact:
Gregory Manker
Director, Business Development & Investor Relations
LeMaitre Vascular, Inc.
+ 1-781-362-1260
gmanker@lemaitre.com